Exhibit 21.1

Subsidiaries of Worldpay, Inc.

Subsidiary	State or Other Jurisdiction of Formation
Vantiv Holding, LLC	Delaware
Vantiv, LLC	Delaware
Vantiv Company, LLC	Indiana
Vantiv Gaming Solutions, LLC	Delaware
8500 Governors Hill Drive, LLC	Delaware
Vantiv Prepaid Solutions, LLC	Delaware
Vantiv Shared Services, LLC	Delaware
Vantiv Issuer Corp.	Delaware
NPC Group, Inc.	Delaware
Vantiv Services Company	Delaware
National Processing Company Group, Inc.	Delaware
Vantiv ISO, Inc.	Nebraska
Best Payment Solutions, Inc.	Illinois
Vantiv eCommerce, LLC	Delaware
Vantiv Integrated Payments Solutions, Inc.	Nevada
People’s United Merchant Services, LLC	Delaware
MPS Holding Corp.	Delaware
Vantiv Integrated Payments, LLC	Delaware
Vantiv Integrated Payments Canada, LLC	Delaware
MML 1 LLC	Delaware
Vantiv Payments, Inc.	Delaware
Paymetric Holdings, Inc.	Delaware
Paymetric Intermediate Holdings, Inc.	Delaware
Paymetric Inc.	Delaware
AKC Insurance Company LLC	Hawaii
Ship US Holdco, Inc.	Delaware
Worldpay US, Inc.	Georgia
Worldpay US Holdco, Inc.	Delaware
Worldpay SF, Inc.	Delaware
Bibit Secure Internet Payments, Inc.	Delaware
Worldpay Pty Ltd	Australia
Envoy Services Pty Ltd.	Australia
Vantiv Processing Services SRL	Barbados
Vantiv Services SRL	Barbados
Vantiv Treasury Solutions SRL	Barbados
Vantiv Solutions SRL	Barbados
Vantiv Holdings Barbados SRL	Barbados
Vantiv (Barbados) SRL	Barbados
Worldpay Holdings Brasil Participacoes Ltda.	Brazil
Worldpay Do Brasil Processamento De Pagamentos Ltda.	Brazil
Envoy Services Bulgaria Limited	Bulgaria
YESpay International Limited	Canada

Subsidiary	State or Other Jurisdiction of Formation
Canadian Envoy Technology Services Ltd.	Canada
Worldpay Canada Corporation	Canada
Vantiv Cayman Holdings Limited	Cayman Islands
Worldpay Marketing Consulting (Shanghai) Co. Limited	China
Envoy Services Denmark APS	Denmark
Envoy Services OÜ	Estonia
Worldpay S.à r.l.	France
Worldpay (HK) Limited	Hong Kong
YESpay IT Services (India) Private Limited	India
EBOT IT Services Private Limited	India
Worldpay K.K.	Japan
Bibit Payments KK	Japan
Worldpay Limited	Jersey
Ship Luxco 2 S.à r.l.	Luxembourg
Ship Luxco 3 S.à r.l. Sarl	Luxembourg
Envoy Services Ltd. (Asia) SDn BHD	Malaysia
Worldpay B.V.	Netherlands
Worldpay Pte Ltd	Singapore
Envoy Services South Africa (Pty) Limited	South Africa
Bibit Spain, S.L.	Spain
Vantiv UK Group Limited	United Kingdom
Vantiv UK Solutions Limited	United Kingdom
Vantiv UK Payments Limited	United Kingdom
Vantiv UK Holdings Limited	United Kingdom
Vantiv UK Limited	United Kingdom
Worldpay Group Limited	United Kingdom
Worldpay Governance Limited	United Kingdom
Ship Holdco Limited	United Kingdom
Ship Midco Limited	United Kingdom
Worldpay Finance plc	United Kingdom
Worldpay eCommerce Limited	United Kingdom
Worldpay (UK) Limited	United Kingdom
Worldpay AP Ltd.	United Kingdom
Tayvin 346 Limited	United Kingdom
YESpay International Limited	United Kingdom
YES-Secure.com Limited	United Kingdom
Payment Trust Limited	United Kingdom
Worldpay Limited	United Kingdom
Worldpay Latin America Limited	United Kingdom